Exhibit 10.4

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

RELIANCE GLOBAL GROUP INC.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective November 5, 2025 (the “Amendment Effective Date”), is by and between Reliance Global Group, Inc. a Florida Corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated August 26th, 2025 (the “Agreement”), to permit the Company to effect sales to the Investor pursuant to Fixed Purchase Notice (as defined below). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Article II.

Article II of the Agreement is hereby amended by adding Sections 2.2(c) and 2.2(d), which shall read in their entirety as follows:

Section 2.2 (c) Fixed Purchase Notice.

(c)	Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company may deliver a Fixed Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. A Fixed Purchase Notice shall be deemed delivered on the Business Day that the Investor provides written consent of the acceptance of the Fixed Purchase Notice (the “Fixed Purchase Notice Date”) and the Fixed Purchase Notice shall not exceed the Fixed Purchase Notice Limit unless waived by the Investor. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2 of this Agreement and the transactions contemplated herein. Investor shall not consent to accept a Fixed Purchase Notice received less than one hour (1) hour prior to the close of trading on the Principal Market, unless waived by the Investor in writing, and consent of a Fixed Purchase Notice Date irrespective of the timing will be considered a written waiver.

Section 2.2 (d) Fixed Purchase Closing.

(d)	The Closing of a Fixed Purchase Notice shall occur one (1) Business Day following the Fixed Purchase Notice Date (the “Fixed Purchase Closing Date”); whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Fixed Purchase Closing Date, the Fixed Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company, provided that the Investor has received the applicable Fixed Purchase Notice Shares as DWAC Shares.

The following terms shall be defined as set forth below:

a.	“Fixed Purchase Closing Date” shall have the meaning specified in Section 2.2(d).

b.	“Fixed Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the Fixed Purchase Notice multiplied by the applicable Fixed Purchase Price.

c.	“Fixed Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit C attached hereto to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

d.	“Fixed Purchase Notice Date” shall have the meaning specified in Section 2.2(c).

e.	“Fixed Purchase Notice Limit” shall mean five percent (5%) of the Average Daily Trading Volume, unless waived by the Investor.

f.	“Fixed Purchase Price” shall mean ninety percent (90%) of the lowest traded price of Common Stock during the Fixed Purchase Valuation Period.

g.	“Fixed Purchase Valuation Period” shall mean the five (5) minute period prior to the time the Company delivers a Fixed Purchase Notice to the Investor. The delivery time will be communicated in the Fixed Purchase Notice communication email.

The following terms shall be amended and restated as set forth below:

i.	“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a “Purchase Notice Form”), or Exhibit C attached hereto (a “Fixed Purchase Notice Form”), to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement

ii.	“Valuation Period” shall mean the one (1) hour period commencing immediately upon the Investor’s written acknowledgement of receipt, with no dispute or contest, of the applicable Purchase Notice Form by Investor.

Exhibit A attached hereto shall be added as Exhibit C to the Agreement.

2. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

3. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of California as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c) This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Name:	Ezra Beyman
Title:	CEO

WHITE LION CAPITAL, LLC

By:	/s/ Sam Yaffa
Name:	Sam Yaffa
Title:	Managing Partner

EXHIBIT C

FORM OF FIXED PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of August 26th, 2025, (as amended, the “Agreement”), entered into by and between Reliance Global Group, Inc., and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Fixed Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

RELIANCE GLOBAL GROUP INC.

By:
Name:
Title: